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                                                                   Exhibit 10.17

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 1st day of November, 1999, by and between BIG CITY RADIO, INC., a Delaware Corporation (hereinafter called the "Company"), and Charles M. Fernandez (hereinafter called the "Executive").

         The Company wishes to employ the Executive, and the Executive wishes to enter into the employ of the Company, upon the terms and subject to the conditions contained in this Agreement.

         Accordingly, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereby agree as follows:

         1.       EMPLOYMENT.

                  1.1 EMPLOYMENT AND TERM. The Company shall employ the Executive and the Executive shall serve the Company, on the terms and conditions set forth herein, for the period (the "Term") commencing the date hereof and expiring October 31, 2002, unless sooner terminated as hereinafter set forth; provided, however, that the Term of this Agreement shall be extended for a one
(1) year period unless, at least sixty (60) days prior to the expiration of the Term, the Company shall have delivered to the Executive notice that this Agreement will not be renewed. The parties hereto agree that the terms of any renewal of this Agreement shall be negotiated in good faith at the time of any such renewal.

               1.2 DUTIES OF EXECUTIVE. The Executive shall serve as the President and Chief Executive Officer of the Company and a member of the Board of Directors, and shall perform the duties commensurate with such position, shall diligently perform all services as may be reasonably assigned to him by the Board of Directors of the Company (the "Board") and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive's duties shall also include the development of the web site presently called todoahora.com or any other name that may be provided to this web site or similar web site. Nothing contained in this Agreement shall be deemed to preclude Executive from maintaining any ownership interest in any entity other than the Company so long as such ownership does not conflict or interfere with the performance by the Executive of his duties hereunder. It is expressly recognized that the Executive is a member of the Board of Directors of Hispanic Internet Holdings, Inc.(todoahora.com), Continucare Corporation and
Ivax Corporation which requires the Executive to devote a limited amount of his business time and efforts to fulfill his duties as director to these corporations. The Executive represents and warrants that the performance by the Executive of his duties for these named corporations shall not affect the Executive's performance of his duties as Chief Executive Officer and President of the Company. However, the parties hereto expressly agree that the performance by the Executive of his duties to Hispanic Internet Holdings, Inc.(todoahora.com), Continucare Corporation and Ivax Corporation, in each case, as a director only, shall not be deemed to constitute a breach in any manner of this Agreement or Executive's duties to the Company
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hereunder. The Executive shall devote substantially all of the Executive's time, attention, skills and energies to the business and affairs of the Company to the best of Executive's abilities and to the satisfaction of the Company and to the exclusion of all other employment and to the exclusion of any business activities which conflict or interfere with the performance of the Executive's duties hereunder. The Company shall not be obligated to utilize the Executive's services hereunder and its entire obligation to the Executive shall be fulfilled by making all of the payments and providing all of the benefits due to the Executive under Sections 2 and 3 of the Agreement. The Executive's performance of duties hereunder shall be subject to the direction and control of the Chairman of the Board of Directors of the Company or his or his designee. The Executive agrees to accept and perform without further consideration the duties of such offices, directorships and titles to which the Executive is selected or named by the Company. The Executive shall perform the Executive's duties at such locations, subject to Section 1.3, and shall perform all travel requested by the Company or otherwise necessary in the performance of such duties.


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                  1.3 PLACE OF PERFORMANCE. The Company agrees the Executive shall remain a Florida resident and Executive will operate out of the offices currently maintained in New York City, New York by the Company and the offices of Hispanic Internet Holdings, Inc. in Miami, Dade County Florida.

         2.       COMPENSATION.

                  2.1 ANNUAL BASE SALARY. Subject to Section 2.2, the Executive shall receive a base salary during the Term at a calculated initial annual base salary of Four Hundred and Fifty Thousand Dollars ($450,000.00) (the "Base Salary"), such Base Salary to be payable in substantially equal installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes.

                  2.2 COST OF LIVING INCREASES. Upon each anniversary of this Agreement during the Term, commencing November 1, 2000, the Base Salary of the immediately preceding year shall be increased by the greater of (i) that percentage by which the Consumer Price Index (All Items Less Shelter), Urban Wage Earners and Clerical Workers, for the Miami, Florida, area published by the United States Government (the "Index") for the immediately preceding calendar year exceeds such Index for the then current year, or (ii) five percent (5%) of the Base Salary during the immediate preceding year. If publication of the Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living for the Miami, Florida, area as computed and published by an agency of the United States government or, if no such agency computes and publishes such statistics, by any regularly published national financial periodical that does compute and publish such statistics.

                  2.3 ANNUAL BONUS. The Executive shall be entitled to receive such annual bonus payments or incentive compensation (the "Bonus") as may be determined at any time or from time to time by the Board (or any authorized committee thereof) in its discretion. The Bonus shall be paid within 90 days after the end of each fiscal year of the Company and shall be paid on a pro rata basis for any portion of any fiscal year of the Company that Executive renders services to the Company hereunder.

                  2.4 SIGNING BONUS. Within five (5) business days of the execution of this Agreement, the Company shall pay the Executive a signing bonus of ten thousand dollars ($10,000).

                  2.5 AUTOMOBILE ALLOWANCE. During the term, the Company shall provide the Executive with reasonable business and personal use of the Company's car and driver.

                  2.6 HOUSING ALLOWANCE. During the term, the Company shall pay the Executive $1,900 per month as a housing allowance .


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                  2.7 STOCK OPTIONS. Upon execution of this Agreement, the
Executive shall receive an option to purchase two hundred and fifty (250,000) shares (the "Initial Options") of Common Stock of the Company ("Class A Common Stock"). In addition, the Executive shall be eligible to receive an option to purchase up to an aggregate of seven hundred and fifty thousand (750,000) shares of such stock (the "Performance Options"), subject to the conditions set forth in Subsection 2.7.1. The Initial Options and the Performance Options shall be collectively referred to herein as the "Options".

                  2.7.1 PERFORMANCE OPTIONS.

         (a) (i) If the average Closing Price (as defined below) of the Class A Common Stock over a period of six consecutive months is equal to at least $6.00 per share, the Executive shall receive two hundred and fifty thousand (250,000) Performance Options, (ii) if the average Closing Price of the Class A Common Stock over a period of six consecutive months is equal to at least $8.00 per share, the Executive shall receive two hundred and fifty thousand (250,000) Performance Options, and
                  (iii) if the average Closing Price of the Class A Common Stock over a period of six months is equal to at least $10.00 per share, the Executive shall receive two hundred and fifty thousand (250,000) Performance Options. If there is a Sale (as defined below) of the Company and the Sale price is equal to at least $6.00 per share, the Executive shall receive the number of Performance Options set forth in (i) above if they have not been previously awarded under (i) above; if the Sale price is equal to at least $8.00 per share, the Executive shall receive the number of Performance Options set forth in
                  (ii) above if they have not been previously awarded under (ii) above; if the Sale price is equal to at least $10.00 per share, the Executive shall receive the number of Performance Options set for the in (iii) above if they have not been previously awarded under (iii) above. In no event will the Executive be entitled to receive more than seven hundred and fifty thousand (750,000) Performance Options in the aggregate, provided, however, that the Board of Directors of the Company, may in its sole discretion elect to grant additional Options to the Executive

         (b) For purposes of this Agreement, the "Closing Price" on any day means the reported closing sales price or, in the case no such sale takes place, the average of the reported closing bid and asked prices on the principal securities exchange on which such Class A Common Stock is listed, or if such stock is not listed on any such exchange, the highest closing sales price or bid quotations for such stock on the National Association of Securities Dealers, Inc. Automated Quotations system ("NASDAQ") or any system on which the Class A common stock is traded.

         (c) For purposes of this Agreement, "Sale" shall mean the acquisition by any person, group of affiliated persons or entity, of (a) all of the stock of the Company, (b) all


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                  or substantially all of the assets of the Company.

                           2.7.2 PRICE. The exercise price of the Initial
                  Options and the Performance Options shall be $4.00 per share.

                           2.7.3 VESTING TIME PERIOD: The Initial Options shall
                  be fully vested when granted. Any Performance Options which have been awarded to the Executive shall vest in four equal parts between the date of grant to November 1, 2002, determined by dividing by four (4) the number of months (or portion thereof) between the date of grant and November 1, 2002. For example, if the Executive is awarded two hundred and fifty thousand (250,000) Performance Options on July 1, 2000, such Performance Options shall vest twenty five percent (25%) on each of February 1, 2001, September 1, 2001, April 1, 2002 and November 1, 2002. Upon a Change of Control of the Company, any Performance Options which have been awarded prior to the date of such Change of Control, but which are unvested as of such date, shall vest as of such date.

                           2.7.4 TIME PERIOD TO EXERCISE OPTION: As long as the
                  Executive is employed with the Company, the Executive shall have ten (10) years from the date of grant of each Option to exercise such Option. Failure to exercise an Option within said time period shall terminate such Option.

                           2.7.5 TERMINATION OF AGREEMENT. Upon termination of
                  Executive's employment with the Company for any reason the Executive shall have ninety (90) days from the date of termination to exercise any vested Options. Failure to exercise within said time period shall terminate such Options. Any Options which are, as of the date of termination not vested, shall terminate as of such date.

                  2.8 TAXES. The Executive shall be responsible for the payment of any and all state, local or Federal taxes which may be imposed on him with respect to the non-cash compensation paid to the Executive under this Agreement.

         3.       EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

                  3.1 EXPENSE REIMBURSEMENT. During the Term, the Company, upon the submission of supporting documentation by the Executive, shall reimburse the Executive for all direct, reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company, including, but not limited to direct, reasonable expenses for travel, entertainment and lodging outside of Dade County, Florida. The Company shall also provide executive with a Company credit card to be used by Executive for Company expenses.

                  3.2 OTHER BENEFITS. The Company shall obtain or shall continue in force


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comprehensive major medical and hospitalization insurance coverages, including dental coverages, either group or individual, for the Executive and his immediate family, and shall provide such other benefits as are not less favorable to the Executive than those currently in existence and described on
Schedule 1 hereto (collectively, the "Benefits"), which Policies the Company shall keep in effect at its sole expense throughout the Term. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary or Bonus payable to the Executive pursuant to this Agreement. The Company shall also provide annually, the executive with officers and directors liability coverage.

                  3.3. WORKING FACILITIES. The Company shall furnish the Executive with an office, a secretary and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

                  3.4 VACATION. The Executive shall be entitled to four (4) weeks paid vacation during each year of the Term (prorated for calendar year 1999 based on the Executive's employment during such year), provided that the Company has approved the dates of such vacations, which approval shall not be unreasonably withheld and provided, further, that the Executive shall not be permitted to accrue more than twenty (20) calendar vacation days until such time as the Executive has used up one (1) vacation day. Each time the Executive has reached the maximum accrual level of twenty (20) days, the Executive shall not be permitted to accrue further vacation time until another vacation day has been used. The Executive shall also be entitled to take official Company holidays with pay.

                  3.5 SICK DAYS. The Executive shall be entitled to six (6) days paid sick days during each year of the Term.

4.       TERMINATION.

                   4.1 TERMINATION FOR CAUSE. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated by the Company for Cause. As used in this Agreement, "Cause" shall mean and include, but shall not be limited to, any of the following events:

        (i) fraud, misappropriation or embezzlement of funds or property by the Executive involving the Company or any Affiliated Company;

        (ii) the Executive's arrest or conviction in any jurisdiction for any crime which constitutes a felony, or which constitutes a misdemeanor that involves fraud, moral turpitude or material loss to the Company, or any Affiliated Company, or their respective businesses or reputations; provided, however, that if the Executive's employment is terminated based on his arrest for any such crime and he is subsequently found to be not guilty or all charges are dismissed for any such crime, his termination shall be considered to have been made without cause and he shall be entitled to the payments and benefits specified in Section 4.2 hereof;


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         (iii) the Executive's gross misconduct in, or gross neglect of, the performance of his duties and responsibilities hereunder, or the Executive's violation of any reasonable specific directions of the Board of Directors of the Company or its designee; or

         (iv) the Executive's breach of any material provision of the Agreement, or the Merger and Registration Rights Agreement, which breach continues uncured for a period of fifteen (15) days after written notice thereof is given to the Executive by the Company.

                  Any termination for Cause pursuant to this Section 4.1 shall be made in writing to the Executive, which notice shall set forth in reasonable detail all acts or omissions upon which the Company is relying for such termination. Upon any termination pursuant to this Section 4.1, the Company shall pay to the Executive any unpaid Base Salary accrued through the effective date of termination specified in such notice. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 3.1).

                  4.2 TERMINATION WITHOUT CAUSE. Except as otherwise expressly provided in Sections 4.3 and 4.4 hereof, in the event the Executive is terminated other than for Cause pursuant to Section 4.1, the Company shall pay to the Executive upon such termination an amount equal to the sum of: (i) any unpaid Base Salary accrued through the effective date of termination, together with any Bonus prorated through such date plus, and (ii) the greater of (a) the product of the Base Salary then in effect multiplied by two (2), or (b) the net present value of the Base Salary then in effect multiplied by the number of years remaining in the Term and (iii) the Executive shall automatically be vested with all stock options listed in Section 2.5 of this Agreement. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for business expenses incurred by the Executive prior to the date of termination, subject, however, to the provisions of Section 3.1). It is agreed that the Executive shall have no duty to seek employment following any termination hereunder or to otherwise mitigate any payments by the Company pursuant to this Agreement. The Company shall be deemed to have terminated the Executive's employment pursuant to this Section 4.2 if such employment is terminated by the Executive voluntarily as a result of the occurrence of any of the following events which is not consented to in writing by the Executive prior to its occurrence and which is not cured by the Company within ten (10) days after its receipt of written notice of the Executive's objection to the occurrence: (a) Executive is assigned to any position, duties or responsibilities that are significantly diminished when compared with the position, duties or responsibilities of the Executive on the date of this Agreement, including the Company's failure to allow the Executive the development of the web site todoahora.com or (b) the Executive is requested to engage in conduct that is reasonably likely to result in a violation of law or
(c) the occurrence of a change of control of the Company. For purposes of this subsection a "change in control" shall mean the acquisition by any person, group of affiliated persons or entity of the ability, by contract or otherwise, to elect a majority of the members of the Board or the election of the chairman of the Board or the power, by contract or


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otherwise, to vote greater than fifty percent (50%) or more of the stock of the
Company or the sale by Stuart Subotnick and Anita Subotnick (in any manner which they presently own ownership interest of the Company) of fifty percent (50%) or more of their ownership interest in the Company.

                  4.3 DISABILITY. Notwithstanding anything contained in this Agreement to the contrary, the Company, by written notice to the Executive, shall at all times have the right to terminate this Agreement, and the Executive's employment hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of ninety (90) consecutive days or more, or for shorter non-consecutive periods aggregating more than ninety (90) days during any twenty four (24) month period over the term of the Agreement. Upon any termination pursuant to this Section 4.3, the Company shall pay to the Executive an amount equal to the sum of: any unpaid Base Salary accrued through the effective date of termination, and the share of Bonus to which he would have been entitled pro rated based on the percentage of the current fiscal year that had been completed on the date of termination. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 3.1).

                  4.4. DEATH. In the event of the death of the Executive during the Term of his employment hereunder, the Company shall pay to the personal representative of the estate of the deceased Executive an amount equal to the sum of: any unpaid Base Salary accrued through the date of his death and the share of Bonus to which he would have been entitled pro rated based on the percentage of the current fiscal year that had been completed on the date of his death. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however, to the provisions of Section 3.1).

         5.       RESTRICTIVE COVENANTS.

                  5.1 NON-COMPETITION. During the Term of this Agreement and for a period of one (1) year from the termination of this Agreement the Executive shall not be permitted to directly or indirectly engage in or have an interest in, directly or indirectly, any sole proprietorship, partnership, corporation, business or any other person or entity (collectively, the "Entities") (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that, directly or indirectly, engages in competition with the Company in any Territory in which the Company and/or any subsidiary conducts business during or within one (1) year following the Term. For purpose of this Agreement, the "business" of the Company and its subsidiary shall mean
(a) the business of radio, in whatever means distributed, including, but not limited to radio delivered via the internet, (b) the business of providing information or entertainment via the internet, or (c) all businesses ancillary to such businesses. For purposes of this Agreement, the "Territory" means the area within seventy-five (75) miles of the transmitter for any (i) radio station owned or operated by the Company or (ii) any radio station which the Company has conducted due diligence, market


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research, otherwise investigated the acquisition or potential acquisition of, during the employment period, provided however, with respect to (b) or (c) above, "Territory" shall mean any state in which the Company, and/or any subsidiary conducts business. Notwithstanding the foregoing, the performance by the Executive of his duties to Hispanic Internet Holdings, Inc. Continucare Corporation and Ivax Corporation as provided in Section 1.2 of this Agreement is expressly permitted and shall not be deemed at any time to constitute a violation by the Executive of this Agreement, including this Section 5.1, provided that such performance of duties is relating solely to his position as a director of such companies.

                 5.2 NONSOLICITATION OF EMPLOYEES. During the Term and for a period of one (1) year following the termination of the Executive's employment with the Company, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company without the prior written consent of the Company.

               5.3 NO GRANT OF RIGHTS. The Executive will not grant any right and shall not do any act or enter into any agreement or understanding whatsoever, which may or will prevent, impair or hinder the Executive's full performance of the Executive's obligations hereunder.

               5.4 NO DISPARAGEMENT. The Executive shall not do any act, fail to do any act or make any statement whatsoever which may or will impair, impugn, denigrate, disparage or reflect negatively upon the name, reputation or business interests of the Company or any Affiliated Company, or any of their respective officers, directors or employees. For purposes of the Agreement, "Affiliated Company" means, with respect to the Company, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company.

               5.5. FULL POWER AND AUTHORITY. The Executive represents and warrants that he has full power and authority to execute, deliver and perform the Agreement and that the execution, delivery and performance by the Executive will not result in the breach of or default under any other agreement to which the Executive is a party or is bound, including but not limited to any employment agreement, or agreement to not compete with any other person or entity.

        6.     COMPLIANCE WITH LAW.

               6.1 FULL COMPLIANCE WITH LAW. The Executive agrees to perform the Executive's duties in full compliance with all laws, rules and regulations of any governmental authority applicable to the Company and its business or to any Affiliated Company or its business (to the extent the Executive is engaged in business on behalf of an Affiliated Company) or to the performance of the Executive's duties pursuant to the Agreement.


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               6.2 NO PAYMENT OR TRANSFER OF VALUE. The Executive affirms that the Executive has not and agrees that the Executive will not, in connection with the transactions contemplated by the Agreement or in connection with any other business transactions involving the Company or any Affiliated Company, make or promise to make any payment or transfer anything of value, directly or indirectly, (i) to any governmental official or employee (including employees of government corporations), (ii) to any political party, official of a political party or candidate (or to an intermediary for payment to any of the foregoing),
(iii) to any officer director, employee, or representative of any actual or potential customer of the Company or any Affiliated Company or (iv) to any other person or entity if such payment or transfer would violate the laws of the country in which made or the laws of the United States.

               6.3 NO IMPROPER OR UNLAWFUL MEANS. The Executive will not make or promise to make or accept any payments or transfers of value which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business for the Company or any Affiliated Company. This Section 6.3 shall not, however, prohibit normal and customary business entertainment or the giving of business mementos of nominal value.

        7. COMPANY POLICIES. The Executive agrees to comply with any and all the Company's policies, regulations and procedures as currently in effect and as time to time amended.

        8.       PROPRIETARY INFORMATION.

                  8.1 PROPRIETARY INFORMATION. For purposes of this Agreement, "Proprietary Information" will mean any information relating to the business, operations or personnel of the Company (including but not limited to any Affiliated Company for the purposes of the confidentiality provision of this Agreement) that has not previously been publicly released by a duly authorized representative of the Company and will include but will not be limited to such information encompassed in all drawings, designs, plans, proposals, marketing and sales plans, financial information, costs, pricing information, customer information, personnel information and all methods, concepts, or ideas used in and which have or may have a material importance to other business of the Company.

               8.2 NON-USE. The Executive will regard and to the best of his ability and preserve as confidential, all Proprietary Information that has been or may be obtained by the Executive during the Term. The Executive will neither use for his benefit or purposes nor disclose to others any Proprietary Information, either during the term of this Agreement or thereafter, except as required by the conditions of the Executive's engagement hereunder. This provision will not apply to Proprietary Information which has been voluntarily disclosed to the public by the Company or has been independently developed and disclosed by others who are not subject to any obligations of confidentiality to the Company.


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               8.3 COMPANY PROPERTY. The Executive will not remove from the premises of the Company or elsewhere, except in the course of the proper performance of his duties hereunder, any documents or objects containing or reflecting any Proprietary Information or any other property of the Company. The Executive recognizes that all such documents and objects, whether developed by the Executive or by someone else, are the exclusive property of the Company. Upon termination of this Agreement, the Executive will forthwith deliver to the Company all Proprietary Information, including, without limitation, all correspondence, research, accounts, records and any other documents or property made or held by the Executive or under his control in relation to the business or affairs of the Company, and no copy of any such Proprietary Information will be retained by the Executive.

               8.4 NON-DISCLOSURE. Under no circumstances and at no time, during or after the term of this Agreement, will the Executive, directly or indirectly, disclose, divulge, render or offer any knowledge or information with respect to any Proprietary Information, except in the course of the proper performance of his duties hereunder and he acknowledges and agrees that any and all such information will be received by him in confidential capacity.

               8.5 LEGAL PROCESS. If the Executive is required by legal process to disclose any Proprietary Information, the Executive shall immediately notify the Company prior to such disclosure and will take such steps as the Company may request to protect the confidentiality of the Proprietary Information.

        9.     INVENTIONS.

               9.1 For Purposes of this Agreement, "Invention" will mean (i) any and all machines, apparatuses, compositions of matter, methods, know-how, processes, designs, configurations, uses thereof, or writing of any kind, discovered, conceived, developed, made or produced, or any improvements to them, and will not be limited to the definition of any invention contained in the United States patent laws; (ii) all matters subject to copyright protection under trademark laws; and (iii) all matters subject to trademark protection under trademark laws of the United States or those of any state of the United States or under common law of any jurisdiction within the United States.

               9.2 The Executive understands and agrees that all Inventions, or patents, trademarks or copyrights relating thereto, which have or may have a material importance to the business of the Company or any Affiliated Company which are conceived or made by the Executive during the Term, either alone or with others, are the sole and exclusive property of the Company, whether or not they are conceived or made during regular working hours.

               9.3 The Executive will immediately disclose to the Company any and all improvements, discoveries, ideas and inventions (whether or not patentable) heretofore made or conceived by the Executive while performing services pursuant to this Agreement, or hereafter made


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or conceived at the request of or upon the suggestion of the Company whether or not resulting from any work done in the course of his services for the Company hereunder, and whether or not made or conceived during or outside of the hours of performing services hereunder or upon or not upon any premises of the Company.

               9.4 The Executive hereby assigns and will hereafter assign to the Company all present or future right, title and interest in and to all Inventions referred to in Sections 9.2 and 9.3. The Executive will not disclose any such Inventions to any third party without the written consent of the Company.

               9.5 At any time and from time to time during and after the Term, on the request of the Company, without further consideration the Executive will:
(i) execute specific documents of assignment in favor of the Company, or its nominee, of any of the Inventions covered by this Agreement; (ii) execute all papers and perform all acts the Company considers necessary or advisable for the preparation, application, procurement, maintenance, enforcement, and defense of patent applications and patents of the United States or other jurisdictions for such Inventions, for the perfection or enforcement of any trademarks or copyrights relating to such Inventions, and for the transfer of any interest the Executive may have in such Inventions; and (iii) execute any and all papers and documents which the Company considers to be necessary to vest sole right, title and interest in the Company or its nominee in and to the above Inventions, patent applications, patents, or any trademarks or copyrights or applications therefore relating thereto. the Executive will execute all documents (including those referred to above) and do all other acts which the Company considers to be necessary to assist in the preservation of all the Company's interests in such Inventions.

                  9.6 The Executive has identified on Schedule I attached hereto a complete list of all Inventions or improvements which have been made or conceived or first reduced to practice by him alone or in conjunction with others prior to his employment by the Company or any of its affiliates and which the Executive desires to exclude from the operation of this Agreement.

         10. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in
Section 5 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 5 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

         11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflict of law rule or provision which might result in the application of the laws of another jurisdiction.


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

         12. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Company:      Big City Radio, Inc.
                                          c/o Metromedia Company
                                          One Meadowlands Plaza
                                          East Rutherford, NJ  07073
                                          Attention: Chairman

                  With a copy to:         Metromedia Company
                                          General Counsel
                                          One Meadowlands Plaza
                                          East Rutherford, NJ  07073

                  If to the Executive:    Charles M. Fernandez
                                          105 Paloma Drive
                                          Coral Gables, Florida 33143

or to such other address as either party hereto may from time to time give notice of to the other in the aforesaid manner.

         13. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns. Notwithstanding the foregoing, neither party may assign its rights or benefits or delegate any of its duties, hereunder without the prior written consent of the other party hereto.

         14. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by duration, geographic scope or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         15. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent beach


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

or violation.

         16. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

         17. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Executive, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.

         18. SURVIVAL. The provisions of Sections 2.5, 5.2-5.5, 8 and 18 hereof shall survive the termination of this Agreement upon the expiration of the Term or pursuant to Section 4 hereof.

         19. INDEMNIFICATION. In addition to any rights under other agreements, the Company shall cause the Executive to be indemnified to the fullest extent permitted by Delaware General Corporate Law, against all costs, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party by reason of the Executive being an officer, director or employee of the Employer or of any subsidiary or affiliate of the Company to the extent required to make the Executive whole in connection with any loss, cost or expense indemnifiable thereunder. Provided, however, that the Company shall have no obligation to indemnify the Executive (a) for any matter relating to, or arising out of (i) his prior employment with Continucare Corporation, or any affiliate thereof his, or his directorship with Ivax Corporation, or (ii) any breach by the Executive of any representation or warranty made by the Executive under this Agreement, or
(b) any breach by the Executive of any representation or warranty made by the Executive under the Merger and Registration Rights Agreement.


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

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                              BIG CITY RADIO, INC.,
                              a Delaware Corporation


                              By:
                                 ------------------------------------
                                 Name:
                                 Title:


                              ---------------------------------------
                                        CHARLES M. FERNANDEZ


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